UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Stewart Information Services Corporation

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FOR IMMEDIATE RELEASE

STEWART INFORMATION SERVICES CORPORATION TO REVIEW PRELIMINARY SHAREHOLDER SOLICITATION MATERIALS IN CONNECTION WITH DEMAND FOR SPECIAL MEETING

HOUSTON, July 28, 2016 -- Stewart Information Services Corporation (the “Company” or “Stewart”) (NYSE:STC) today confirmed that Foundation Asset Management, LP (“Foundation”) filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary solicitation statement seeking to call a Special Meeting of Stewart’s shareholders.

Stewart shareholders are advised to take no action at this time. Stewart’s Board of Directors, in consultation with its financial and legal advisors, is reviewing Foundation’s preliminary solicitation materials.

Stewart issued the following statement:

The Stewart Board of Directors and management team are committed to continuing to drive value for all Stewart shareholders. Consistent with that commitment, the Stewart Board has taken significant actions and instituted a number of important changes over the last several years. We have maintained an open and productive relationship with our shareholders and have demonstrated our commitment to improving the Company’s corporate governance profile. To that end, Stewart has:

•	Added three new directors over the last three years, including shareholder representatives, which we believe ensures strong alignment between the Stewart Board and our shareholders;
•	Eliminated the Company’s dual class structure and now has a single class of stock;
•	Improved core title margins and reduced expenses by $30 million from centralization, optimization, offshoring, and technology rationalization; and
•	Implemented shareholder-friendly initiatives, including completing a $70 million capital return program and increasing the annual dividend from $0.10 per share to $1.20 per share in 2015.

Stewart has aggressively transformed its business and is making strong progress against its strategic initiatives. We believe strongly in our strategic plan and think Stewart is well-positioned to deliver meaningful shareholder value over the coming years. Although we believe Stewart's go-forward business performance will reflect the positive impact of these significant restructuring initiatives, the Stewart Board regularly considers a wide range of strategic options to maximize shareholder value.

About Stewart

Stewart Information Services Corporation (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we believe in building strong relationships – and these partnerships are the cornerstone of every closing, every transaction and every deal. Stewart. Real partners. Real possibilities.™ More information can be found at http://www.stewart.com, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter® @stewarttitleco.

Forward-looking statements. Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the challenging economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of vetting our agency operations for quality and profitability; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expense savings from our cost management program; our ability to successfully integrate acquired businesses; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015, our quarterly reports on Form 10-Q, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

Additional Information Regarding Consent Solicitation

In connection with the consent solicitation initiated by Foundation to call a special meeting of the Company’s shareholders, the Company may file with the SEC a consent revocation statement together with a WHITE consent revocation card as well as other relevant documents. Promptly after filing any definitive consent revocation statement with the SEC, the Company will mail the definitive consent revocation statement and a WHITE consent revocation card to each shareholder of the Company entitled to execute, withhold or revoke consents relating to the proposed consent solicitation initiated by Foundation. SHAREHOLDERS ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the consent revocation statement, any amendments or supplements thereto and any other documents (including the WHITE consent revocation card) when filed by the Company with the SEC at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.stewart.com) or by contacting Denise Carraux by phone at (713) 625-8027, by email at dcarraux@stewart.com or by mail at Stewart Information Services Corporation, Attn: Investor Relations, 1980 Post Oak Blvd., Ste. 800, Houston, TX 77056.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of consent revocations from the Company’s shareholders in connection with the consent solicitation initiated by Foundation. Shareholders may obtain information regarding the names, affiliations, and interests of the Company’s directors and executive officers in the Company’s 2016 definitive proxy statement for its 2016 annual meeting of shareholders, filed with the SEC on April 1, 2016 (the “2016 Proxy Statement”). To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Ownership and Change in Ownership on Forms 4 filed with the SEC.

Contacts:

Nat Otis, (713) 625-8360

Director-Investor Relations

nat.otis@stewart.com

Joele Frank, Wikinson Brimmer Katcher

Matthew Sherman / Scott Bisang / Viveca Tress

(212) 355-4449

Innisfree M&A Incorporated

Larry Miller / Scott Winter

(212) 750-5833